Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-208089) of our report dated October 31, 2022, with respect to the audited consolidated financial statements of Digerati Technologies, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 31, 2022